EXHIBIT 99.19

                     SUPPLEMENTARY SHAREHOLDERS AGREEMENT

     Supplementary Shareholders Agreement, dated as of July 31, 2003 (this "Agreement") by and among Allied Waste Industries, Inc., a Delaware corporation (the "Company"), and the other parties signatory hereto.

     Reference is made to the Second Amended and Restated Shareholders Agreement, dated as of July 30, 1999 (the "Shareholders Agreement"), by and between the Company and certain holders (the "Shareholders") of the Common Stock, par value $.01 per share (the "Common Stock") and Series A Senior Convertible Preferred Stock, par value $.10 per share (the "Senior Preferred Stock"), of the Company. (Capitalized terms not defined herein shall have the meanings set forth in the Shareholders Agreement.)

     WHEREAS, the Company and the Shareholders have entered into an Exchange Agreement, dated as of July 31, 2003 (the "Exchange Agreement"), pursuant to which the Shareholders will exchange their shares of Senior Preferred Stock for shares of Common Stock.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. For purposes of determining the rights, restrictions and obligations of the Shareholders receiving Common Stock pursuant to the Exchange Agreement under the Shareholders Agreement, the parties hereto agree that (i) any and all shares of Common Stock acquired by the Shareholders pursuant to the Exchange Agreement shall be included in determining the Beneficial Ownership of Voting Securities of the Shareholders and (ii) such shares of Common Stock shall be Voting Securities subject to the Shareholders Agreement (whether or not such shares would otherwise be subject to the Shareholders Agreement and whether or not the Shareholders would otherwise have such rights and obligations or be subject to such restrictions without this provision). In addition, the parties hereto agree that they shall determine the rights and obligations of the Shareholders under the Shareholders Agreement as if Section 1.3(c) of the Shareholders Agreement had been amended by (x) deleting "to the extent such shares may be deemed to be beneficially owned," in clause (ii) thereof and (y) inserting at the end thereof the following: "and (iii) the shares of Common Stock which are the subject of the Exchange Agreement, dated as of July 31, 2003, among the Company and the Shareholders."

     2. For purposes of determining the rights and obligations of the Shareholders under the Shareholders Agreement, the parties hereto agree that they shall treat the Shareholders Agreement as if it provides that the definition of "Apollo/Blackstone Shares" for all purposes includes the TPG Group Block, the Laidlaw Group Block and all 87,295,000 shares of Common Stock issued by the Company to the Apollo/Blackstone Shareholders in exchange for the 790,000 shares of Senior Preferred Stock currently held by the Apollo/Blackstone Shareholders and no longer refers to any share of Senior Preferred or Common Stock or Junior Preferred Stock issued upon the conversion of such shares of Senior Preferred Stock. Accordingly, for example, the parties hereto agree that for purposes of determining the duration of the Shareholder Designee Period and the number of Shareholder Designees to be included in the slate of nominees recommended for election to the Board of Directors at each annual meeting of shareholders of the Company pursuant to
Section 3.1 of the Shareholders Agreement, the calculations involving the Apollo/Blackstone Shares required by that Section shall be based upon the TPG Group Block, the Laidlaw Block and the shares of Common Stock issued to the Apollo/Blackstone Shareholders pursuant to the Exchange Agreement.

     3. The Company hereby consents to the acquisition of any and all shares of Common Stock by the Shareholders pursuant to the Exchange Agreement and agrees that the acquisition of such shares is in compliance with the terms of the Shareholders Agreement so that no Shareholder shall become an "Acquiring Person" under the Rights Agreement dated as of May 25, 2000 between the Company and American Stock Transfer & Trust Company as a result of the consummation of the transactions contemplated by the Exchange Agreement.

     4. Notwithstanding anything in the Shareholders Agreement or Registration Rights Agreement to the contrary, no Dispositions of any nature of the shares of Common Stock acquired pursuant to the Exchange Agreement may be made prior to the first anniversary of the acquisition of shares of Common Stock pursuant to the Exchange Agreement except pursuant to Sections 4.1(e) and 4.1(f) of the Shareholders Agreement. For the avoidance of doubt, nothing in this Section shall impose limitation on Dispositions of the TPG Group Block or the Laidlaw Block.

     5. All references to the Shareholders Agreement and the Registration Rights Agreement shall refer to such agreements, as amended.

     6. All other terms of the Shareholders Agreement shall remain in full force and effect.

     Accepted and Agreed to this 31st day of July, 2003.

                                            ALLIED WASTE INDUSTRIES, INC.



                                            --------------------------------
                                            Name:   Steven M. Helm
                                            Title:  Vice President

APOLLO INVESTMENT FUND IV, L. P.

By:  Apollo Advisors IV, L.P.
     its General Partner

By:  Apollo Capital Management IV, Inc.
     its General Partner



By:
     -----------------------------
     Name:
     Title:

APOLLO OVERSEAS PARTNERS IV, L.P.

By:  Apollo Advisors IV, L.P.
     its Managing Partner

By:  Apollo Capital Management IV, Inc.
     its General Partner



By:
     -----------------------------
     Name:
     Title:

APOLLO INVESTMENT FUND III, L.P.

By:  Apollo Advisors II, L.P.
     its General Partner

By:  Apollo Capital Management II, Inc.
     its General Partner



By:
     -----------------------------
     Name:
     Title:

APOLLO OVERSEAS PARTNERS III, L.P.

c/o  Apollo Advisors II, L.P.
     its Managing Partner

By:  Apollo Capital Management II, Inc.
     its General Partner



By:
     -----------------------------
     Name:
     Title:

APOLLO (UK) PARTNERS III, L P.

By:  Apollo Advisors II, L.P.
     its Managing Partner

By:  Apollo Capital Management II, Inc.
     its General Partner


By:
     -----------------------------
     Name:
     Title:

APOLLO/AW, LLC

By:  Apollo Management IV, L.P.
     its Manager

By:  AIF IV Management, Inc.
     its General Partner



By:
     -----------------------------
     Name:
     Title:

BLACKSTONE CAPITAL PARTNERS III
MERCHANT BANKING FUND L.P.,
By:  Blackstone Management Associates III L.L.C.
     its General Partner


By:
     -----------------------------
     Name:
     Title:

BLACKSTONE OFFSHORE
CAPITAL PARTNERS III L.P.
By:  Blackstone Management Associates III L.L.C.
     its General Partner



By:
     -----------------------------
     Name:
     Title:

BLACKSTONE FAMILY
INVESTMENT PARTNERSHIP III L.P.,
By:  Blackstone Management Associates III L.L.C.
     its General Partner



By:
     -----------------------------
     Name:
     Title:

GREENWICH STREET CAPITAL PARTNERS II, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:
     -----------------------------
     Name:
     Title:

GSCP OFFSHORE FUND, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:
     -----------------------------
     Name:
     Title:

GREENWICH FUND, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:
     -----------------------------
     Name:
     Title:

GREENWICH STREET EMPLOYEES FUND, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:
     -----------------------------
     Name:
     Title:

TRV EXECUTIVE FUND, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ MERCHANT BANKING PARTNERS II, L.P.

By:  DLJ Merchant Banking II, Inc.
     Managing General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ MERCHANT BANKING PARTNERS II-A, L.P.

By:  DLJ Merchant Banking II, Inc.
     Managing General Partner


By:
     -----------------------------
     Name:
     Title:

DLJ DIVERSIFIED PARTNERS, L.P.

By:  DLJ Diversified Partners, Inc.
     Managing General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ DIVERSIFIED PARTNERS-A, L.P.

By:  DLJ Diversified Partners, Inc.
     Managing General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ MILLENNIUM PARTNERS, L.P.

By:  DLJ Merchant Banking II, Inc.
     Managing General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ MILLENNIUM PARTNERS-A, L.P.

By:  DLJ Merchant Banking II, Inc.
     Managing General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ FIRST ESC L.P.

By:  DLJ LBO Plans Management Corporation
     General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ OFFSHORE PARTNERS II, C.V.

By:  DLJ Merchant Banking II, Inc.
     Managing General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ EAB PARTNERS, L.P.

By:  DLJ LBO Plans Management Corporation
     General Partner



By:
     -----------------------------
     Name:
     Title:

DLJ ESC II L.P.

By:  DLJ LBO Plans Management Corporation
     General Partner



By:
     -----------------------------
     Name:
     Title:

DLJMB FUNDING II, INC.



By:
     -----------------------------
     Name:
     Title:

-------------------------------
Kenneth D. Moelis

-------------------------------
Mark Lanigan

-------------------------------
Jeffrey Klein

-------------------------------
Susan Schnable